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                                                                    EXHIBIT 23.8


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement
No. 333-09535 of FrontierVision Operating Partners, L.P. and FrontierVision Capital Corporation of our report dated April 10, 1996 (relating to the combined financial statements of the Ashland and Defiance Clusters), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/Deloitte & Touche LLP

Atlanta, Georgia
September 10, 1996